Exhibit 99.2

Suite 1301, 13/F, E Building, GT Land Plaza

13 Zhujiang East Road

Guangzhou 510623, P. R. China

T: (86-20) 2805-9088

F: (86-20) 2805-9099

junhegz@junhe.com

Onion Global Limited

No. 309 Huangpu Road Central, 3-05-14

Tianhe District, Guangzhou 510500, Guangdong Province

The People’s Republic of China

Re: PRC Legal Opinion on Certain PRC Law Matters

April 7, 2021

Dear Sirs or Madams,

We are lawyers qualified in the People’s Republic of China (the “PRC”, for the purpose of this opinion, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan Region) and are qualified to issue an opinion on the PRC Laws (as defined below).

We are acting as the PRC counsel to Onion Global Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (i) the proposed initial public offering (the “Offering”) by the Company of certain number of American Depositary Shares (“ADSs”) in accordance with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, and (ii) the Company’s proposed listing of its ADSs on the New York Stock Exchange or Nasdaq Global Market ((i) and (ii) above collectively, the “Transactions”).

In so acting, we have examined the Registration Statement, the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary for the purpose of rendering this opinion, including, without limitation, originals or copies of the agreements and certificates issued by the PRC authorities and officers of the Company (“Documents”). In such examination, we have assumed the accuracy of the factual matters described in the Documents will be executed by the parties in the forms provided to and reviewed by us. We have also assumed the genuineness of all signatures, seals and chops, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies, and the truthfulness, accuracy and completeness of all factual statements in the documents.

1. The following terms as used in this Opinion are defined as follows:

“Government Agency”	means any national, provincial, municipal or local governmental authority, agency or body in the PRC having jurisdiction over any of the PRC Companies.

“Governmental Authorization”	means all consents, approvals, authorizations, permissions, orders, registrations, filings, licenses, clearances and qualifications of or with any Government Agency.

“M&A Rules”	means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and as amended by the Ministry of Commerce on June 22, 2009.

“PRC Companies”	means the PRC companies as set out in Schedule I attached hereto. “PRC Company” shall be construed accordingly.

“PRC Laws”	means any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

“VIE”	means Guangzhou Onion Vogue Group Co., Ltd. (“广州洋葱时尚集团有限公司” in Chinese).

“VIE Agreements”	means the agreements as set out in Schedule II hereto.

“WFOE”	means Guangzhou Transasia Trading Co., Ltd. (“广州泛亚通津商贸投资有限公司” in Chinese).

Capitalized terms used herein and not otherwise defined herein shall have the same meanings described in the Registration Statement.

2. Based upon and subject to the foregoing and subject to the qualifications set out below, we are of the opinion that:

(1)

Incorporation and Existence of PRC Companies. Each of the PRC Companies has been duly incorporated and is validly existing as a limited liability company and has legal person status under the PRC Laws, and its business license and articles of association are in full force and effect under, and in compliance with the PRC Laws. All the equity interests of each of the PRC Companies are legally owned by its respective shareholders as the shareholding status set forth in Schedule I attached hereto, and to the best of our knowledge after due and reasonable inquiries, such equity interests are free and clear of all security interest, encumbrances, mortgage, pledge, liens, equities or claims, except for share pledges as provided in the VIE Agreements. There are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any of the PRC Companies. All Governmental Authorizations required for the ownership by the shareholders of their respective equity interests in each of the PRC Companies have been duly obtained.

(2)

Corporate Structure. The descriptions of the corporate structure of the WFOE and the PRC Companies and the VIE Agreements set forth in “Corporate History and Structure” section of the Registration Statement and the Prospectus are true and accurate and nothing has been omitted from such description which would make the same misleading in any material respects. The ownership structures of PRC Companies are not in violation of, and immediately after the consummation of the Transactions will not result in violation of, any PRC Laws currently in effect, and no Governmental Authorization or any necessary steps required under the PRC Laws other than those already obtained is required under the existing PRC Laws for the establishment of such shareholding structures.

We are of the opinion that,

(a) Each of the VIE Agreements has been duly authorized, executed and delivered by the WFOE, the VIE and its PRC shareholders who are parties thereto and is valid and legally binding to each party to such agreements under the current PRC Laws; each of the WFOE, the VIE and its PRC shareholders has, to the extent applicable, taken all necessary corporate actions to authorize the performance thereof; each of the WFOE, the VIE and its PRC shareholders has the power and capacity (corporate or otherwise) to enter into and to perform its/his obligations under such VIE Agreements;

(b) Both currently and immediately after giving effect to this Offering, the VIE Agreements among the WFOE, the VIE and its PRC shareholders governed by PRC Laws are valid and binding;

(c) Except as disclosed in the Registration Statement, no Governmental Authorizations are required under the PRC Laws in connection with the VIE Agreements or the performance of the terms thereof or for the transactions contemplated thereunder, other than those already obtained, provided, however, any exercise by the WFOE of its rights will be subject to: (A) the approval of and/or registration with the Governmental Agencies for the resulting equity transfer; and (B) the exercise price for equity transfer under the VIE Agreements complying with the PRC Laws;

(d) Each of the VIE Agreements does not and the execution and delivery thereof by the parties thereto, the due performance by each of the parties thereto of its obligations thereunder, and the due consummation by each of the parties thereto of the transactions contemplated therein, did not, do not and will not (A) result in any violation of the provisions of articles of association or business license of such party that is a PRC Company or any Governmental Authorization, as applicable; (B) result in any violation of or penalty under any PRC Laws or any decree, judgment or order of any Government Agency or any court in the PRC applicable to such party that is a PRC Company or a PRC shareholder; (C) to the best of our knowledge after due and reasonable inquiries, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or any other material agreement or instrument governed by the PRC Laws to which any such party that is a PRC Company or a PRC shareholder or by which any of them is bound or to which any of their property or assets is subject and to the best of our knowledge after due and reasonable inquiries, no such VIE Agreement has been amended or revoked or is liable to be set aside under any PRC Laws for (A), (B) and (C) above. However, there are substantial uncertainties regarding the interpretation and application of current or future PRC Laws and there can be no assurance that the Government Agencies will ultimately take a view that is consistent with our opinion stated above.

The statements set forth in the Prospectus under the captions “Risk Factors — Risks Related to Our Corporate Structure” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

(3)

M&A Rules. The M&A Rules, in particular the relevant provisions thereof, purport, among other things, to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of PRC and controlled directly or indirectly by Chinese companies or natural persons, to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of PRC.

Based on our understanding of the PRC Laws, we are of the opinion that the CSRC’s approval is not required for the Transactions, including, but not limited to, the listing and trading of the Company’s ADSs on the New York Stock Exchange or Nasdaq Global Market, in the context of this Offering, given that (a) the WFOE was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are the beneficial owners of the Company; and (b) no provision in the M&A Rules clearly classifies the contractual arrangement under the VIE Agreements as a type of transactions subject to the M&A Rules. However, there are uncertainties regarding the interpretation and application of the PRC Laws, and there can be no assurance that the Governmental Agency will ultimately take a view that is not contrary to our opinion stated above.

(4)

Enforceability of Civil Procedures. There is uncertainty as to whether the courts of the PRC would: (i) recognize or enforce judgments of United States courts obtained against the Company or directors or officers of the Company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in each respective jurisdiction against the Company or directors or officers of the Company predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. The PRC does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedure Law, courts in the PRC will not enforce a foreign judgment against the Company or the directors and officers of the Company if they decide that the judgment violates basic legal principles of, the PRC state sovereignty, national security or public interest.

(5)

Taxation. The statements set forth under the caption “Taxation” in the Registration Statement insofar as they constitute statement of PRC tax law, are accurate in all material respects and that such statements constitute our opinion. We do not express any opinion herein concerning any law other than PRC tax law.

(6)

Statements in Registration Statement and the Prospectus. The statements in the Registration Statement and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Related Party Transactions,” “Taxation”, and “Legal Matters” (other than the financial statements and related schedules and other financial data contained therein to which we express no opinion), to the extent such statements relate to matters of the PRC Laws or documents, agreements or proceedings governed by the PRC Laws, are accurate in all material respects, and fairly present and fairly summarize in all material respects the PRC Laws, documents, agreements or proceedings referred to therein, and nothing has been omitted from such statements which would make the statements, in light of the circumstance under which they were made, misleading in any material aspect.

3. This Opinion is subject to the following qualifications:

(1)

This Opinion relates only to the PRC Laws and we express no opinion as to any other laws and regulations. There is no guarantee that any of the PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

(2)	We have not verified, and express no opinion on, the truthfulness, accuracy and completeness of all factual statements expressly made in the Documents.

(3)

This Opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, national security, good faith and fair dealing, applicable statutes of limitation, and the limitations by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent; (iii) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, and the entitlement of attorneys’ fees and other costs; and (iv) the discretion of any competent Governmental Agencies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

(4)

Under the PRC legal or administrative or arbitration system, we have very limited access to the information about the current, pending or threatened legal, administrative or arbitration action, suit, proceeding or claim, regulatory or administrative inquiries or investigations, or other governmental decisions, rulings, orders, demands, actions or initiatives involving PRC Companies, and are not able to make exhaustive inquiry of the current, pending or threatened legal, administrative or arbitration action, suit, proceeding or claim, regulatory or administrative inquiries or investigations, or other governmental decisions, rulings, orders, demands, actions or initiatives.

(5)

This Opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter and no part shall be extracted for interpretation separately from this Opinion.

This Opinion is rendered to you for the purpose hereof only, and save as provided herein, this Opinion shall not be quoted nor shall a copy be given to any person (apart from the Company and its legal counsel) without our express prior written consent, except where such disclosure is required to be made by the applicable law or is requested by the SEC or any other regulatory agencies.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Risk Factors,” “Enforceability of Civil Liabilities,” “Taxation,” “Regulation,” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

[The remainder of this page is intentionally left blank.]

(Signature page)

Yours faithfully,

/s/ JunHe LLP
JunHe LLP

SCHEDULE I

PRC Companies

A.	PRC Subsidiaries

1.	Shanghai Ocean Industry Branding Co., Ltd (“上海骜隼潆荻施粹品牌管理有限责任公司” in Chinese)

2.	Guangzhou Bauhinia Technology Co., Ltd. (“广州紫君信息科技有限公司” in Chinese)

3.	Guangzhou Seven-heart Ladybug Technology Co., Ltd. (“广州七心瓢虫信息科技有限公司” in Chinese)

4.	Guangzhou Transasia Internet Co., Ltd. (“广州泛亚联合互联网信息有限公司” in Chinese)

5.	Guangzhou Transasia Trading Co., Ltd. (“广州泛亚通津商贸投资有限公司” in Chinese)

6.	Guangzhou Ocean Unbounded Internet Co., Ltd. (“广州越洋无界互联网有限公司” in Chinese)

7.	Guangzhou Ocean Infinity Technology Co., Ltd. (“广州越洋无限技术有限公司” in Chinese)

8.	Guangzhou Universal Internet Co., Ltd. (“广州南沙通用网络有限公司” in Chinese)

9.	Guangzhou Pioneer Une Investment Co., Ltd. (“广州探索者一号投资有限公司” in Chinese)

10.	Guangzhou Voyage Infinity Technology Co., Ltd. (“广州海洋无限科技有限公司” in Chinese)

11.	Guangzhou Unique Magic Internet Co., Ltd. (“广州尤妮玛姬互联网有限公司” in Chinese)

12.	Guangzhou Fans Technology Co., Ltd. (“广州梵诗科技有限公司” in Chinese)

13.	Guangzhou OLife Technology Co., Ltd. (“广州奥奈芙科技有限公司” in Chinese)

14.	Guangzhou Leading One Internet Co., Ltd. (“广州领航一号互联网信息有限公司” in Chinese)

15.	Guangzhou Leading Two Internet Co., Ltd. (“广州领航二号互联网信息有限公司” in Chinese)

16.	Hainan Heart of the Ocean Technology Co., Ltd. (“海南之蓝科技有限公司” in Chinese

17.	Hainan Indigo Blue Technology Co., Ltd. (“海南滇蓝科技有限公司”in Chinese)

18.	Hainan Daisy Blue Technology Co., Ltd. (“海南黛蓝科技有限公司” in Chinese)

19.	Shenzhen Mintaka Trading Co., Ltd. (“深圳米塔贸易有限公司”in Chinese)

B.	VIE

20.	Guangzhou Onion Vogue Group Co., Ltd. (“广州洋葱时尚集团有限公司” in Chinese)

C.	Subsidiaries of the VIE

21.	Guangzhou Onion Fans Technology Co., Ltd. (“广州洋葱梵诗网络科技有限公司” in Chinese)

22.	Doubletree (Tibet) Trading Co., Ltd. (“西藏两棵树商贸有限公司” in Chinese)

23.	Guangzhou Peacheese Information Technology Co., Ltd. (“广州桃芝信息科技有限公司” in Chinese)

24.	Guangzhou Ocean Unbounded Technology Co., Ltd. (“广州越洋无界信息科技有限公司” in Chinese)

25.	Guangzhou Young Internet Co., Ltd (“广州洋桃网络科技有限公司” in Chinese)

26.	Zhuhai Young Supply Chain Technology Co., Ltd. (“珠海洋桃供应链科技有限公司” in Chinese)

27.	Guangzhou EQuick Technology Co., Ltd. (“广州易丘信息科技有限公司” in Chinese)

28.	Guangzhou Lifestyle Co., Ltd. (“广州洋物分享科技有限公司” in Chinese)

SCHEDULE II

VIE Agreements

1.	Exclusive Business Cooperation Agreement dated September 19, 2018, as amended and supplemented on September 26, 2020, by and between The VIE and the WFOE;

2.	Exclusive Call Option Agreement dated September 19, 2018, as amended and supplemented on September 26, 2020, among the VIE, the WFOE and each shareholder of the VIE;

3.	Voting Rights Proxy Agreement dated September 19, 2018, as amended and supplemented on September 26, 2020, among the VIE, the WFOE and each shareholder of the VIE;

4.	Equity Interest Pledge Agreement dated September 19, 2018, as amended and supplemented on September 26, 2020, among the VIE, the WFOE and each shareholder of the VIE;

5.	Financial support letter entered into by Onion Global Limited dated September 19, 2018.